Exhibit 99.3

Case 2:25-cv-00568-JHC	Document 72	Filed 04/25/25	Page 1 of 7

THE HONORABLE JOHN H. CHUN

UNITED STATES DISTRICT COURT

WESTERN DISTRICT OF WASHINGTON

AT SEATTLE

ERIC GILBERT,

Plaintiff,

v.

NORDSTROM, INC.; NAVY ACQUISITION CO., INC.; NORSE HOLDINGS, INC.; ERIK B. NORDSTROM; PETER E. NORDSTROM; JAMES L. DONALD; KIRSTEN A. GREEN; GLENDA G. MCNEAL; AMIE THUENER O’TOOLE; GUY B. PERSAUD; ERIC D. SPRUNK; BRADLEY D. TILDEN; MARK J. TRITTON; ATTICUS N. TYSEN; EL PUERTO DE LIVERPOOL S.A.B. DE C.V.,

Defendants.

No. 2:25-cv-00568-JHC DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ IN SUPPORT OF EL PUERTO DE LIVERPOOL S.A.B. DE C.V.’S OPPOSITION TO PLAINTIFF’S MOTION FOR PRELIMINARY INJUNCTION

I, Graciano F. Guichard González, declare as follows:

1. I am the Chairman of the Board of Directors, and former Chief Executive Officer, of El Puerto de Liverpool, S.A.B. de C.V (“Liverpool”). I have personal knowledge of the matters stated herein and, if called upon to do so, I could and would competently testify thereto.

2. Liverpool is one of the largest Mexican omnichannel retail groups with a leading presence in department stores and online. Liverpool is publicly traded on the Mexican Stock Exchange under the ticker “LIVEPOL.” Liverpool’s business operations do not focus on investing in other companies, public or private.

DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ FOR DEFENDANT LIVERPOOL (2:25-cv-00568-JHC) - 1	Davis Wright Tremaine LLP LAW OFFICES 920 Fifth Avenue, Suite 3300 Seattle, Washington 98104-1610 206.622.3150 main – 206.757.7700 fax

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3. In September 2022, Liverpool acquired 9.9% of the outstanding stock of Nordstrom, Inc. (“Nordstrom” or the “Company”). This was Liverpool’s first such investment in a U.S. company. Liverpool was interested in acquiring a stake in Nordstrom as a passive investor because it had accumulated a substantial cash position and considered Nordstrom as a good opportunity to geographically diversify its investments. As I informed Nordstrom at the time, Liverpool intended to be a passive minority investor. Accordingly, Liverpool filed a Schedule 13G with the Securities & Exchange Commission (“SEC”). A true and correct copy of Liverpool’s Schedule 13G, filed with the SEC on September 15, 2022, is attached hereto as Exhibit 1.

4. I was contacted by Morgan Stanley in late 2023 to participate in a process to evaluate our interest in a strategic transaction with Nordstrom. We were willing to learn more about Nordstrom’s process and on December 14, 2023 entered into a non-disclosure agreement with Nordstrom as part of our continued monitoring of our investment, but we reminded Morgan Stanley that Liverpool was a passive investor. I had no interest in Liverpool increasing its investment in Nordstrom at this time.

5. At the invitation of Nordstrom and Morgan Stanley, Liverpool in late January 2024 participated in a management presentation which included Erik and Peter Nordstrom (the “Nordstrom Brothers”). In connection with this meeting, Liverpool did not indicate any interest in participating in a transaction with Nordstrom.

6. I next spoke to Erik Nordstrom at his request in late February and learned that the Nordstrom Brothers were exploring a potential transaction and that Nordstrom had formed a Special Committee in February 2024 to run the process. I subsequently found out that the Special Committee sent process letters to various potential bidders in March 2024. Liverpool did not receive such a letter, which is understandable since Liverpool had indicated that its entry into a non-disclosure agreement was for purposes of continuing to monitor its investment and not to explore a potential transaction.

DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ FOR DEFENDANT LIVERPOOL (2:25-cv-00568-JHC) - 2	Davis Wright Tremaine LLP LAW OFFICES 920 Fifth Avenue, Suite 3300 Seattle, Washington 98104-1610 206.622.3150 main – 206.757.7700 fax

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7. I next spoke with Erik Nordstrom at his request shortly after a March 19, 2024 article had been published in Reuters reporting that the Nordstrom family was again in discussions to take the Company private. Erik Nordstrom had reached out to me to check in earlier in the week, but our call took several days to schedule. On this call, I reiterated to Erik Nordstrom what I had previously told him, that should the Nordstrom Brothers pursue a going private transaction, I was interested in Liverpool exploring participation in the process and believed that some interest might eventually arise from Liverpool to increase the size of its investment in Nordstrom. We did not discuss any specifics, nor were there any understandings reached. I understood that the Company and the Nordstrom Brothers were considering whether to proceed with a potential transaction and was willing to learn more so that I could confer with Liverpool’s Board and management team should a potential opportunity arise.

8. Erik Nordstrom contacted me on April 18, 2024 to discuss the possibility of participating in a going private transaction with the Nordstrom Brothers and Sponsor E. I understood that discussions were at this point at an early exploratory stage, and that the Nordstrom Brothers would potentially be exploring options with other parties as well. We did not discuss any specifics, nor were there any understandings reached. During our discussion, Erik Nordstrom informed me that the Special Committee had authorized him to speak with Liverpool about a potential transaction. I understood that the Special Committee’s advisors subsequently confirmed this to Liverpool’s advisors on or around May 7, 2024. I further understood that the Nordstrom Brothers were only interested in a consensual transaction with Nordstrom’s Board of Directors and that they had committed to not proceeding without (i) the support of a Special Committee, and (ii) a vote of the unaffiliated minority stockholders, which would not include the Nordstrom family. Liverpool was supportive of such a consensual approach.

9. Over the next several months, I communicated from time to time with the Nordstrom Brothers, and Liverpool’s advisors were also in communication with advisors to the Nordstrom Brothers and the Special Committee. I did not interact directly with the Special Committee, but I understood from the Nordstrom Brothers that they were in regular communication with the Special Committee, and that the Committee was encouraging the submission of an acquisition bid. I further understood that the Nordstrom Brothers were continuing to explore a potential transaction involving Sponsor E and Strategic C, amongst others. I remained interested in exploring the possibility of Liverpool participating in a transaction with the Nordstrom Brothers and other financing sources, but no understandings were reached. This is obvious as no potential transaction between the Nordstrom Brothers, Liverpool and any other parties materialized. Mr. Nordstrom informed me in early August 2024 that all other potential financing sources had dropped out.

DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ FOR DEFENDANT LIVERPOOL (2:25-cv-00568-JHC) - 3	Davis Wright Tremaine LLP LAW OFFICES 920 Fifth Avenue, Suite 3300 Seattle, Washington 98104-1610 206.622.3150 main – 206.757.7700 fax

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10. My interest in exploring a potential transaction was not binding upon Liverpool. Liverpool is a public company in Mexico, and any such potential transaction would need to be considered in detail by Liverpool management and advisors, and ultimately approved by Liverpool’s Board of Directors. On April 19, 2024, Mr. Enrique Güijosa Hidalgo, Liverpool’s Chief Executive Officer, provided our Board with a brief update on Nordstrom’s process and indicated that management would further update the Board on status at a future meeting. On July 19, 2024, I presented Liverpool’s exploration of a potential strategic transaction with Nordstrom to our Board. At this time, various potential scenarios were under preliminary consideration, including a number of potential alternative financing partners to fund a bid by the Nordstrom family. I understood that there was no understanding between the Nordstrom Brothers and any financing partner, and there was certainly no such understanding regarding Liverpool’s participation in any potential transaction. At this time, Liverpool’s Board resolved to form a committee (the “Investment Committee”) to, among other things, continue exploration of a potential transaction and make the determination of whether to form an acquisition group.

11. In early August 2024, we began to move forward with preliminary discussions about a potential joint bid between the Nordstrom family and Liverpool that did not involve additional equity financing. I understood from Erik Nordstrom that he was in regular contact with Nordstrom’s Special Committee about the status of our preliminary discussions and that the Special Committee was actively encouraging the submission of a joint bid as soon as practicable.

DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ FOR DEFENDANT LIVERPOOL (2:25-cv-00568-JHC) - 4	Davis Wright Tremaine LLP LAW OFFICES 920 Fifth Avenue, Suite 3300 Seattle, Washington 98104-1610 206.622.3150 main – 206.757.7700 fax

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12. There were a number of important threshold issues under discussion that, unless and until they were resolved satisfactorily to both Liverpool and the Nordstrom family, the parties could not contemplate submission of a joint bid, including (i) governance arrangements for post-closing ownership of Nordstrom, and (ii) financial considerations. There were complicated financial considerations to navigate related to (a) whether an acquisition of Nordstrom would trigger the change-of-control provisions in the Company’s senior notes, and (b) structuring a loan between Liverpool and members of the Nordstrom family. These issues remained under active discussion through the last week of August 2024, and continued thereafter.

13. On August 30, 2024, although many important details remained under discussion, the Liverpool Investment Committee resolved to seek “authorization from Nordstrom’s board of directors to form a ‘group”’ with the Nordstrom family and “subject to approval from Nordstrom’s board of directors . . . to potentially pursue a Going Private Transaction.” A true and correct copy of Liverpool’s Investment Committee Written Resolutions, dated August 30, 2024, is attached hereto as Exhibit 2. We viewed approval by Nordstrom’s Board and Special Committee as a prerequisite and condition to Liverpool deciding whether to proceed with a joint bid. From Liverpool’s perspective, it had no agreement, arrangement or understanding with the Nordstrom Brothers or Nordstrom family at this time and had not committed to submitting a joint bid or pursuing any potential acquisition as a Bid Group. Liverpool would not have continued with discussions or approved submission of a joint bid unless and until such approval was received from the Nordstrom Board and Special Committee.

14. I was not directly involved in the Nordstrom Brothers’ request to the Nordstrom Board and Special Committee to approve formation of the Bid Group. This process was handled by the Nordstrom Brothers and the parties’ various advisors. I understood that such a request was made on August 31, 2024, that the Nordstrom Brothers learned on September 1, 2024 that the Special Committee had approved formation of a Bid Group, and that Nordstrom Board approval was a foregone conclusion once the advisors had addressed various paperwork matters; and that Nordstrom finalized a unanimous written consent to form the Bid Group on September 3, 2024.

DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ FOR DEFENDANT LIVERPOOL (2:25-cv-00568-JHC) - 5	Davis Wright Tremaine LLP LAW OFFICES 920 Fifth Avenue, Suite 3300 Seattle, Washington 98104-1610 206.622.3150 main – 206.757.7700 fax

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15. During the period of time between the Nordstrom Brothers request to form the Bid Group and formal Board approval on September 3, 2024, discussions between Liverpool and the Nordstrom family continued. It was not until September 3, 2024 that the terms of Liverpool’s loan to the Nordstrom family were agreed to, and it was not until late in the day on September 3, 2024 that the parties agreed on the $23.00 per share offer reflected in the joint bid letter.

16. On September 3, 2024, following the Nordstrom Board’s approval of the formation of the Bid Group, Liverpool’s Investment Committee approved “present[ing] a non-binding letter to Nordstrom’s board of directors proposing a transaction.” A true and correct copy of Liverpool’s Investment Committee Written Resolutions, dated September 3, 2024, is attached hereto as Exhibit 3. The Nordstrom family’s and Liverpool’s joint bid was submitted thereafter.

17. The September 3, 2024 joint bid was explicitly non-binding, and did not represent a binding commitment by any party. Nor did it reflect a binding commitment by Liverpool to vote its shares for or against any competing proposal. It unsurprisingly stated that we were supportive of the transaction we were proposing, rather than an alternative, but also explicitly indicated our openness to engage with another potential buyer for the Company should one emerge. A true and correct copy of the written proposal letter, dated September 3, 2024, is attached here to as Exhibit 4.

18. The September 3, 2024 joint bid was by no means the end of the process. Negotiations continued with the Special Committee for several months, which included several increases to the price and Nordstrom’s ability to pay dividends. Throughout the process, we engaged consensually with the Special Committee and understood that any transaction was conditioned on its approval and the approval of Nordstrom unaffiliated shareholders. It was an extensive arms’-length negotiation that I believe resulted in a fair price for Nordstrom shareholders.

I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and accurate. Executed on April 25, 2025 in Mexico City, Mexico.

DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ FOR DEFENDANT LIVERPOOL (2:25-cv-00568-JHC) - 6	Davis Wright Tremaine LLP LAW OFFICES 920 Fifth Avenue, Suite 3300 Seattle, Washington 98104-1610 206.622.3150 main – 206.757.7700 fax

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/s/ Graciano F. Guichard González
Graciano F. Guichard González

DECLARATION OF GRACIANO F. GUICHARD GONZÁLEZ FOR DEFENDANT LIVERPOOL (2:25-cv-00568-JHC) - 7	Davis Wright Tremaine LLP LAW OFFICES 920 Fifth Avenue, Suite 3300 Seattle, Washington 98104-1610 206.622.3150 main – 206.757.7700 fax